UNITED STATES
SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2007

ALLEGRO BIODIESEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-21982 (Commission File Number)	20-5748331 (IRS Employer Identification No.)

6033 West Century Boulevard, Suite 1090, Los Angeles, California 90045
(Address of principal executive offices)

Registrant’s telephone number, including area code: (310) 670-2093

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
____________________________________________________________

Item 1.01. Entry into a Material Definitive Agreement.

On March 14, 2007, the Registrant amended the stock option agreements it entered into on August 11, 2006, with W. Bruce Comer III, Heng Chuk, Jeffrey Lawton and Paul Galleberg to extend the expiration date of such agreements from March 15, 2007, to the earlier of (i) December 31, 2007, or (ii) the date on which the agreement would have otherwise terminated in connection with the optionee’s termination of employment or service with the Registrant.

Messrs. Comer and Chuk are officers and directors of the Registrant, and Messrs. Lawton and Galleberg are directors of the Registrant.

Also on March 14, 2007, the Registrant entered into a services agreement with PV Asset Management LLC (“PVAM”), a company controlled by Paul Galleberg, a director of the Registrant. Pursuant to the agreement, PVAM will cause Mr. Galleberg to perform such services as are reasonably requested by the CEO of the Registrant. It is anticipated that, initially, those services will consist of management consulting services, including, without limitation, work on potential expansion and acquisition opportunities.

The term of the agreement will extend through August 3, 2007, and may be extended an additional 60 days by the Registrant.

The Registrant will pay PVAM a monthly base fee of $10,000 (which will be increased to $16,700 in the event the term of the agreement is extended), and PVAM may earn a bonus of up to $75,000 upon the achievement of certain goals specified in the agreement. Mr. Galleberg will also be entitled to stock option grants on each of April 5, 2007, June 5, 2007, and August 5, 2007, for 91,666 shares of common stock; provided that, no such options will be granted until the eleventh day after the effectiveness of a registration statement filed by the Registrant under the Securities Act of 1933 after February 5, 2007. The options will be fully vested on the date of grant, will have a term of five years, and will have an exercise price equal to the fair market value of the Registrant’s common stock on the grant date.

The agreement also provides for the reimbursement of expenses incurred by PVAM and that Mr. Galleberg will be entitled to coverage under the Registrant’s directors and officers insurance. In the event of a breach of the agreement by the Registrant, all unpaid base fees, unpaid bonus fees, and unpaid expense reimbursements shall be paid to PVAM (irrespective of whether the goals specified in the agreement have been achieved), and all stock options issued to Mr. Galleberg shall become immediately vested.

The above discussion of the terms of the PVAM agreement is a summary only and is qualified in its entirety by the full agreement which is filed herewith as Exhibit 10.2.

Mr. Galleberg will continue to serve as a director of the Registrant during the term of the PVAM agreement, but will not receive any cash fees for services as a director as long as the agreement remains in effect.

Item 9.01. Financial Statement and Exhibits.

(d)	Exhibits.

10.1	Form of Amendment of Stock Option Agreement

10.2	Services Agreement, effective as of February 5, 2007, by and between PV Asset Management LLC and the Registrant.

10.3	Letter Agreement with Paul Galleberg dated March 14, 2007.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunder duly authorized.

Date: March 19, 2007

ALLEGRO BIODIESEL CORPORATION

By:	/s/ Heng Chuk
Heng Chuk
Chief Financial Officer